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                                                                     EXHIBIT 5.3


         To:
         PTC INTERNATIONAL FINANCE S.A.
         41, avenue de la Gare
         L-1611 Luxembourg

                                                      Luxembourg, 22 August 2001


RE: PTC INTERNATIONAL FINANCE II S.A. EUR 200,000,000 10 7/8 % SENIOR SUBORDINATED GUARANTEED NOTES DUE 2008, GUARANTEED ON A SENIOR SUBORDINATED BASIS BY POLSKA TELEFONIA CYFROWA SP. Z O.O.

         Dear Sirs,

1. We have acted on your behalf in connection with the registration under the US Securities Act of 1933, as amended (the "ACT") of its Euro 200,000,000 10 7/8% Senior Subordinated Guaranteed Notes due 2008 (the registered Notes being referred hereafter as the "NEW NOTES") and have in this respect reviewed the draft Form F-4 Registration Statement dated 10 August 2001( the "REGISTRATION STATEMENT") and the form of the New Notes as attached to the Indenture dated 8 May, 2001 as Exhibit A.

2. Terms defined in the Registration Statement shall bear the same meaning herein, unless expressly provided to the contrary.

         We have examined copies of each of Registration Statement and the New Notes in their final form. We have further seen the following documents in relation to the Issuer:

2.1 a copy of the co-ordinated Articles of Association of the Issuer dated 5 November 1999 as deposited in the Register of Commerce and Companies of Luxembourg at the time of the search carried out therein i.e., on 22 August 2001;

2.2 a copy of a resolution by the Board of Directors of the Issuer dated 10 August 2001 approving the Registration Statement and the execution of the New Notes (hereafter the "ISSUER'S BOARD RESOLUTION");

2.3 the documents which are contained in the official file of the Issuer at the Register of Commerce and Companies in Luxembourg, which we have searched for the purpose hereof on 22 August 2001; and

2.4 a certificate of the court clerk of the Tribunal d'arrondissement de et a Luxembourg dated 22 August 2001 confirming that the Issuer has not been declared insolvent and has not requested composition proceedings and stating that as of the date




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         thereof, the Issuer has not been controlled management and suspension of payments proceedings to be opened, and that no judicial liquidation has been pronounced at the date thereof.

         (all such documents being referred to together hereafter as "ISSUER'S CORPORATE DOCUMENTS").

3. The opinion is given on the basis that it is governed by and construed in accordance with the laws of the Grand Duchy of Luxembourg ("Luxembourg") and will be subject to the jurisdiction of the courts of the Grand Duchy of Luxembourg.

         We are giving no opinion in relation to the enforceability of the New Notes under any laws, including Luxembourg law, nor are we giving any opinion on the legal impact on the New Notes of any bankruptcy, insolvency, liquidation or similar proceedings against any of the parties thereto, including the Issuer.

4.       The opinion assumes:

                  -   the genuineness of all signatures and seals;

                  - that each of the parties to the Registration Statement other than Issuer (the "Other Parties") are duly incorporated or organised and validly existing under the laws of their respective places of incorporation;

                  - the capacity, power and authority of each of the Other Parties to enter into, to execute and deliver and to perform their respective obligations under the Registration Statement;

                  - the due execution and delivery by each of the Parties of the Registration Statement and the New Notes;

                  - that the execution, delivery and performance by each of the Other Parties of the Registration Statement and the New Notes is legal, valid and binding on them under the laws of their place of incorporation or organisation and under all other applicable laws and have been and remain duly approved and authorised by all necessary corporate, partnership, governmental and other action in accordance with their respective constitutive documents, the laws of their respective places of incorporation or organisation and such other laws;

                  - that the representation and warranties, if any, of the parties to the Registration Statement are true and correct;



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                  -   that during the search made at the Luxembourg Register of
                      Commerce and Companies, the Register was complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since been materially altered;

                  - that no winding-up, insolvency or other similar petition has been presented for any of the Other Parties to the Issue Documents, and that the certificate mentioned under
                      2.4 above are true, correct and up-to date on the date hereof;

                  - that the Other Parties have complied with all matters (including, without limitation, the obtaining of the necessary consents, licences, approvals and authorisations, the making of the necessary filings, lodgements, registrations and notifications and the payments of stamp duties and other taxes) under any law as may relate or be required in respect of the Registration Statement and the New Notes (including their creation, issuance and distribution and the lawful execution thereof);

                  - that the Issuer is not and will not become insolvent ("cessation de paiements") as long as any of its obligations are outstanding under the New Notes;

                  - the completeness and conformity to the originals of all documents supplied to us as certified, facsimile or photostatic copies and the authenticity of all original documents;

                  - that the signing and performance of the Registration Statement and the New Notes is in the corporate interest of the Issuer, and, in particular, that it has the financial capability to meet all its obligations thereunder;

                  - that the Trustee under the Indenture is able to take action for its benefit and the benefit of the holders of the New Notes under all applicable laws;

5 On the above assumptions, and subject to the reservations set out below, we are of the opinion that:

5.1 The Issuer has been duly incorporated and is validly existing as a corporation with limited liability (a "societe anonyme") under the laws of Luxembourg;

5.2 The Issuer has corporate power and authority to enter into and perform its obligations under the Registration Statement and the New Notes;

5.3      The New Notes have been validly authorised by the Issuer;



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5.4      No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court, regulatory or governmental authority or agency, domestic or foreign, is necessary or required in connection with the due authorization, execution, performance and delivery of the Registration Statement and the New Notes, save for:

               i. the filing of required documents and undertakings with the Luxembourg Stock Exchange in connection with the listing of the New Notes;

               ii. the filing with the Greffe du Tribunal d'Arrondissement a Luxembourg of a legal notice relating to such New Notes which are listed on the Luxembourg Stock Exchange;

               iii. any notification to be given to the Institut
                    Belgo-Luxembourgois de Change (and to the Banque Centrale du Luxembourg as from 1st January 2002) in relation to payments to be made or to be received by the Issuer.

5.5 Subject to 6.12 and 6.13, the courts in Luxembourg will recognize and will enforce any final and conclusive judgement against the Issuer obtained in a New York court arising out for or in relation to the obligations of the Issuer under the New Notes; and

5.6 under current Luxembourg tax law, payments under the New Notes will not be subject to taxation in Luxembourg and no deduction or withholding will be required on such payments to any holder of a New Note and any gains derived from the sale of the New Notes by any non-resident holders will not be subject to tax in Luxembourg. Notwithstanding the presently applicable tax law, attention needs to be drawn to the fact that the European Union is currently considering proposals for a new directive regarding the taxation of savings income. Under such new Directive, if it was to be implemented, in accordance with the conclusions of the ECOFIN Council Meeting of 26-27 November 2000, it is likely that, under certain circumstances, a withholding or deduction is going to be imposed on a payment of interest under the New Notes if the beneficial owner of such income is an individual tax resident in an EU Member State other than Luxembourg and if the paying agent is established in Luxembourg. There can be no assurance that the directive will be adopted as proposed or as to the final terms and interpretation of such directive.

6.       The opinion set forth above is subject to the following reservations:

6.1 we express no opinion on the impact on the Registration Statement or the New Notes of provisions of any foreign applicable law, and in particular any foreign bankruptcy, insolvency, liquidation, composition with creditors, moratorium, reprieve from payment, controlled management, fraudulent conveyance, general settlement with creditors, reorganisation or similar laws affecting the rights of creditors generally;

6.2 whilst, in the event of any proceedings being brought in a Luxembourg Court in respect of a monetary obligation expressed to be payable in a currency other




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         than Luxembourg francs or Euro, a Luxembourg Court would have power to give judgement expressed as an order to pay a currency other than Luxembourg francs or Euro, enforcement of the judgement against the Issuer in Luxembourg would be available only in Luxembourg francs or Euro and for such purposes all claims or debts would be converted into Luxembourg francs or Euro;

6.3 the provision according to which the Trustee, the Issuer or any Paying Agent may deem and treat the bearer of any New Notes as the absolute owner thereof for the purposes of making any payment thereon may not be enforceable under all circumstances;

6.4 Luxembourg courts may stay proceedings if concurrent proceedings are being brought elsewhere;

6.5 under Luxembourg law, it is not necessary that the Registration Statement and/or the New Notes be filed, recorded or enrolled with any court or other authority in Luxembourg or that any stamp, registration or similar tax be paid on or in relation to the Registration Statement and/or the Notes in accordance therewith, except that in case of court proceedings in a Luxembourg court or the presentation of the Registration Statement or the New Notes to an autorite constituee in Luxembourg, such court or autorite constituee may require registration of the Registration Statement and/or the New Notes, in which case a fixed registration duty or an ad valorem registration duty of 0.24% calculated on the amounts mentioned in the Registration Statement and/or the New Notes would be payable by the party being ordered to register the Registration Statement and/or the New Notes;

6.6 the enforcement of the Registration Statement and the New Notes and the rights and obligations of the Parties thereto will be subject to the general statutory principles of Luxembourg law: a remedy such as specific performance or the issue of an injunction or a remedy such as termination for breach of contract are discretionary. Notwithstanding any agreement purporting to confer the availability of any remedy, such remedy may not be available where mages instead of specific performance or specific performance instead of termination for breach of contract are considered by the court to be an adequate alternative remedy;

6.7 a Luxembourg court may refuse to give effect to a purported contractual obligation to pay costs imposed upon another party in respect of the costs of any unsuccessful litigation brought against that party before a Luxembourg Court and a Luxembourg Court may not award by way of costs all of the expenditure incurred by a successful litigant in proceedings brought before such Court;

6.8 we express no opinion on the validity of any obligation to pay interest on interest;

6.9 the president of a competent District Court (Tribunal d'Arrondissement) in the Grand Duchy of Luxembourg, in any matter in which a plaintiff seeks provisional measures in summary proceedings (refere) or permission to levy a prejudgement attachment (autorisation de saisie-arret conservatoire), may assume jurisdiction, on the basis of the general provisions of Luxembourg law




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         (as applicable pursuant to Article 24 of the Brussels and Lugano
         Conventions to the extent these are applicable), in connection with assets located in Luxembourg notwithstanding the aforementioned submission to the jurisdiction of the courts of other countries, and such action would most likely be governed by Luxembourg law;

6.10 with respect to provisions under which determination of circumstances or certification by any party is stated or implied to be conclusive and binding upon the Issuer, a Luxembourg court would be authorised to examine whether such determination occurred in good faith;

6.11 the mandatory provisions of the law of any country with which the Registration Statement or the New Notes have a direct link could apply to these documents, irrespective of the choice of governing law expressed therein;

6.12 the Luxembourg courts would not apply a chosen foreign law if the choice was not made bona fide and/or if:

         (i)     the foreign law was not pleaded and proved; or

         (ii) if pleaded and proved, such foreign law would be contrary to the mandatory rules of Luxembourg law or manifestly incompatible with Luxembourg concepts of international public policy or public order although we have no reason to believe that any provision of the Agreements or the New Notes would be contrary to the public policy of the Grand Duchy of Luxembourg);

6.13     a Luxembourg court may refuse to apply the chosen governing law:

(i) if all elements of the matter are localised in a country other than the jurisdiction of the chosen governing law in which case it may apply the imperative laws of that jurisdiction, or

(ii) if the agreement has a strong connection to another jurisdiction and certain laws of that jurisdiction are applicable regardless of the chosen governing law ("lois de police"), in which case it may apply those laws, or

(iii) if a party is subject to insolvency proceedings, in which case it applies the insolvency laws of the jurisdiction in which such insolvency proceedings have been regularly opened to determine the effects of such insolvency that parties' situation and rights and obligations;

6.14 as regards the enforcement in Luxembourg of a civil or commercial judgement delivered by the courts of a State which is not party to the Brussels or Lugano Convention and which is not party to a bilateral recognition and enforcement convention with Luxembourg, such as the courts of the State of New York to whom jurisdiction is conferred in the Agreement, such enforcement would require recognition and enforcement proceedings before the Luxembourg courts pursuant to the general provisions of Luxembourg procedural law for the




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         enforcement of foreign judgements originating from non-Convention countries. No re-examination of the merits of any claim resulting in such foreign judgement would be necessary (on the basis of existing case-law), save for the examination of the compliance of such judgement with Luxembourg public order ("ordre public");

6.15 the designation of jurisdiction of courts in the interest of one party or one group of parties only will not prevent those parties from bringing actions in any other court of competent jurisdiction or concurrently in more than one jurisdiction;

6.16 contractual provision conferring or imposing a remedy, an obligation or penalty consequent upon default may not be fully enforceable if it were construed by a Luxembourg Court as representing an excessive pecuniary remedy;

6.17 a discretion established in favor of one party by any of the Registration Statement or the New Notes will have to be exercised in a reasonable manner;

6.18 due to the fact that a trustee has been appointed, Noteholders may no longer individually exercise their rights against the Issuer;

6.19 we express no opinion as to whether any provision in the Registration Statement or the New Notes conferring a right of set-off or similar right would be effective against a bankruptcy receiver, liquidator or creditor;

6.20 no opinion is given as regarding the validity or enforceability of waivers granted for future rights, if any;

6.21 we draw your attention to the fact that no independent verification has been done by us as to the correctness, completeness or accuracy of any matters or facts described in or any representations and warranties or statements made in any of the Registration Statement or the New Notes;

6.22 claims may become barred under the statute of limitations or may be or become subject to defences of set-off or counterclaim;

6.23 the admissibility as evidence of the Registration Statement and/or the New Notes before a Luxembourg Court or Public Authority to which the Registration Statement and/or the New Notes are produced may require that the Registration Statement and/or the New Notes be accompanied by a complete or partial translation in the French or German language;

6.24 no opinion is given as to the taxation consequences of the transactions contemplated in the Registration Statement or the New Notes, except as expressly stated herein;



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6.25     except as expressly stated herein, no opinion is expressed or implied in relation to the accuracy of any representation or warranty given by or concerning any of the parties to the Registration Statement or the New Notes or whether such parties or any of them have complied with or will comply with any covenant or undertaking given by them or the terms and conditions of any obligations binding upon them;

6.26 we have not investigated or verified the truth or accuracy of the information contained in the Registration Statement, nor have we been responsible for ensuring that no material information has been omitted from it. No opinion is expressed as to whether Registration Statement contain all the information required by the Luxembourg Stock Exchange rules;

6.27 severability clause may be ineffective if a Luxembourg court considers that the illegal, invalid or unenforceable clause was a substantive or material clause;

6.28 a contractual provision allowing the service of process against the Issuer to a service agent could be overridden by Luxembourg statutory provisions allowing the valid servicing of process against the Issuer in accordance with applicable laws at the registered office of the Issuer;

6.29 we express no opinion as regards the effectiveness of a revocation by the Issuer of a power of attorney or any other agency provisions granted by it and expressed to be irrevocable; in addition, in the case of the opening of insolvency or similar proceedings over a Luxembourg party, powers of attorney are automatically revoked by operation of law at 0.00 am on the day of the court order opening such proceedings, even if they are expressed to be irrevocable; and

6.30 we express no opinion as regards the recognition of trusts in Luxembourg.

7. In this Opinion, Luxembourg legal concepts are expressed in English terms and not in their original French terms. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. This Opinion may therefore only be relied upon under the express condition that any issues of interpretation arising thereunder will be governed by Luxembourg law and be brought before a Luxembourg court.

         This Opinion does not contain any undertaking to update it or to inform you of any changes in the laws of Luxembourg or any other laws which would affect the content thereof in any manner.

         This Opinion is delivered to you in such capacity attributed to you under the Registration Statement and is only for your use and the use of your legal advisers. It is strictly limited to the matters stated herein, it only speaks as of this day and does not extend to, and is not to be read as extending by implication to, any other matter in connection with the Registration Statement or otherwise. It may not be relied upon by any other person, or used for any other purpose, or quoted or referred to in any public document, or filed with any government agency or another person, nor may its existence or contents be disclosed without, in any such case, our written consent, to any person.



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Yours faithfully,

/s/ KREMER ASSOCIES & CLIFFORD CHANCE

BY ALBERT MORO